EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Rose Rock Midstream, L.P.
Tulsa, Oklahoma
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178923) and Form S-3 (Nos. 333-186469 and 333-188635) of Rose Rock Midstream, L.P. of our report dated June 20, 2014, relating to the financial statements of SemCrude Pipeline, L.L.C., which appears in this current report on Form 8-K/A.

/s/ BDO USA, LLP

BDO USA, LLP
Dallas, Texas
July 29, 2014